UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : May 10, 2006
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15423	76-0312499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900	77060
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)

Item 1.01. Entry into Material Agreement
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
2006 Long-Term Incentive Plan

Item 1.01. Entry into Material Agreement
     At the Annual Shareholders Meeting held May 10, 2006, the shareholders of Grant Prideco approved the Grant Prideco 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan is administered by the Compensation Committee of the Board of Directors. Under the 2006 Plan, 3,500,000 shares of stock have been reserved for issuance to key employees, consultants and directors of the Company. The form of share awards under the 2006 Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, awards qualifying as performance awards under Section 162m of the Internal Revenue Code. In connection with the approval of the 2006 Plan, the Company’s 2000 Employee Stock Option and Restricted Stock Plan, 2001 Employee Stock Option and Restricted Stock Plan and 2000 Non-Employee Director Stock Option Plans were frozen and no additional awards will be made under such plans. To date, no awards have been made pursuant to the 2006 Plan. A copy of the Plan is filed as an exhibit to this Form 8-K.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.
99.1	Grant Prideco 2006 Long-Term Incentive Plan.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: May 11, 2006	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel